                                                                    EXHIBIT 10.9

                             A DEVELOPMENT AGREEMENT
                                     Between

                             The City of Westminster
                                       and
                            Community Builders, Inc.

                                 Related to the

                        73RD AVENUE/LOWELL BOULEVARD AREA
                              REDEVELOPMENT PROJECT

         This Agreement is made and entered into this 23rd day of December, 2002, by and between the CITY OF WESTMINSTER (City) and COMMUNUY BUILDERS, INC. (Developer).

         WHEREAS, the City has indicated its desire to improve and redevelop the area in the immediate vicinity of Lowell Boulevard and 73rd Avenue, including the property known as the Aspen Care Nursing Home property, and whereby the Westminster Economic Development Authority (WEDA) selected a developer to prepare redevelopment plans for the area; and,

         WHEREAS, the Developer has prepared and submitted redevelopment plans in accordance with standard development review procedures established by the Westminster Municipal Code, and,

         WHEREAS, the Developer has fulfilled its obligations relative to the pre-development agreement approved by WEDA and the City on December 18, 2001; and,

         WHEREAS, the Developer has all of the property, either in ownership or under contract to purchase, that is necessary to proceed with the first phase of development; and,

         WHEREAS, the City and the Developer wish to set forth the terms upon which the Developer shall proceed with development activity;

         NOW, THEREFORE, in consideration of the above premises, covenants, promises, and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1.    DEFINITIONS

         REDEVELOPMENT PARCELS shall mean Site I, Site II, and Site III, as legally described in Exhibit A attached hereto.

         DEFAULT means those occurrences or events specified and defined in section 9 of this Agreement.

         FEES shall mean: the required development and building-related fees and taxes applicable to the Project, including but not limited to:

              a. Planning and Engineering Processing Fees, as applicable and more specifically detailed in Exhibit B;
              b. Building Permit Fees, as applicable and reflected in Exhibit C;


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              c.  Construction-related Use Tax;
              d.  School Land Dedication Fee;
              e.  Park Improvement Fee; and,
              f.  Park Land Dedication Fee

         FORCE MAJEURE means damages or destruction by fire or other casualty, strike, shortage of material, unusually adverse weather condition such as, by way of illustration and not limitation, snow storms which prevent outdoor work from being accomplished, severe rain storms, severe hail storms, or below freezing temperatures of abnormal degree or for an abnormal duration, or tornadoes, earthquakes, floods, or other events or conditions beyond the reasonable control of the party affected, which shall not include the party's inability to pay its debts, which in fact prevents the party from discharging its respective obligations hereunder.

         PROJECT shall mean the development of the Redevelopment Parcels in compliance with all requirements of:

              a. Preliminary and Official Development Plan, 7490 Lowell Boulevard -Site I
              b. Preliminary and Official Development Plan, 7383-7395 Lowell Boulevard -Site II
              c. Preliminary and Official Development Plan, 7247-7261 Meade Street -Site III

         OFFICIAL DEVELOPMENT PLAN shall include the three Preliminary and Official Development Plans listed under the definition of Project

         SITES shall mean:

              a.  Site I - 7490 Lowell Boulevard (the Aspen Care Site)
              b.  Site II - 7383-7395 Lowell Boulevard (the West Lowell Site)
              c.  Site III - 7247-7261 Meade Street (the Meade Site)

         2.    LAND ACQUISITION AND FINANCIAL CONSIDERATIONS

               2.1 The Developer shall be responsible for the purchase of all the property required to complete the Project at a cost of $1,600,964, as negotiated and agreed to between the Developer and the respective property owners, inclusive of all costs associated with real estate commissions and closing as applicable.

                      a. The Developer agrees to pay $700,000.00 towards acquisition of the land required for development;

                      b. The City shall contribute no more than $900,964.00 towards the cost of land acquisition, which shall be made available on the date of the Developer's closing on the Redevelopment Parcels.

               2.2 The Developer further agrees to conduct the environmental remediation and demolition of structures approved for demolition by the City, and the City shall provide funding of not more than $184,549 for this work. This contribution is in addition to the contribution to land acquisition costs stated in 2.1.b above. The Developer shall document its costs to the City's satisfaction prior to receipt of the City's reimbursement.


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               2.3 The City shall assume the cost of relocating the single family structure and accessory buildings as deemed by the City to be appropriate, located at 7383 Lowell Boulevard, referred to as the Arnold House.

               2.4 The Developer shall pay all Fees and Taxes in lump-sum payments for each Site as follows:

                      a. Site One - Fees and Taxes shall be paid prior to issuance of the certificate of occupancy for the last building on the Site
                      b. Site Two - Fees and Taxes shall be paid prior to issuance of certificate of occupancy for the last building on the Site
                      c. Site Three - Fees and Taxes shall be paid prior to issuance of building permits

               2.5 The City will assist the Developer to secure low-interest loan funds from the Colorado Brownfields Revolving Loan Fund to assist in environmental remediation efforts as applicable and deemed necessary by the Developer and permissible pursuant to U.S. Environmental Protection Agency regulations.

               2.6 The Developer agrees to support WEDA and the City in including all three Sites into the Westminster Urban Renewal Area following acquisition by the Developer.

         3.    SUBDIVISION AND PROPERTY OWNERSHIP

               3.1 Upon payment by the City, as provided for in Section 2.1.b above, the Developer shall convey to the City that property described in Exhibit D, and to be more specifically described on the required subdivision plat for that portion of the project located on Meade Street between 72nd Avenue and 73rd Avenue ("the Waltmeyer Property").

               3.2 The Developer shall retain a right of first refusal to negotiate repurchase of the Waltmeyer Property for a period of three years from the date of Official Development Plan (ODP) approval by City Council. If the City receives and accepts an offer to purchase the Waltmeyer Property from a prospective buyer other than the Developer, the Developer has 30 days from the date of the City's written notification to exercise the right to purchase property at a value of equal or better value. In the event the Developer chooses not to exercise the right, the City may proceed to sell the Waltmeyer Property at its discretion.

               3.3 The City Council has passed or will consider passage of an ordinance to vacate the westerly 10 feet of Meade Street right-of-way immediately contiguous to the east boundary of Site III, which will result in title to the 10-foot strip vesting in the adjacent Redevelopment Parcel.

         4.    DEVELOPMENT ALLOWANCES AND AFFORDABLE HOUSING

               4.1 The Developer agrees to sell no less than 20 percent of the units (ten units) at a base price not to exceed $170,000.

               4.2 The Developer shall partner with one or more qualified non-profit organizations to identify prospective qualifying homebuyers for the ten affordably priced units.

               4.3 The City shall designate $50,000 in 2003 HUD HOME funds, through the Adams County Housing Authority, towards purchase of the townhouse units by qualifying first-time homebuyers.


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The funds shall be made exclusively to homebuyer prospects for a period of 12 months from the date of issuance of the first building permit.

         5.    OFF-SITE PUBLIC IMPROVEMENTS

               5.1 The Developer shall be responsible for the cost of making all off -site improvements along Lowell Boulevard as required per concept and construction plans prepared in conjunction with the Lowell Boulevard Enhancement Project, with the exception of undergrounding of overhead utility lines along the street frontages which shall be improved as provided for in Section 5.3 below.

               5.2 The City shall reconstruct the length and both sides of Meade Street between 72nd Avenue and 73rd Avenue.

                      a. The City shall bid and contract for all improvements in Meade Street including water and sewer lines, curb, gutter and sidewalk, and landscaping.

                      b. The Developer shall contribute a proportional share of the cost related to the improvements, excluding water and sewer line installation, not to exceed $50,000. Such payment shall be due upon completion of the Meade Street improvements and prior to issuance of building permits on Site Three.

               5.3 Off-site improvements pertaining to the undergrounding of overhead utility lines along both Meade Street and Lowell Boulevard shall be coordinated with and paid for by the City using the "1% underground set-aside" account with Xcel Energy.

         6.    WATER AND SEWER SERVICE

               6.1 The City agrees to provide the necessary "service commitments" to serve the number of townhomes approved on the ODP.

               6.2 The Developer shall pay the full cost of City water and sewer taps for all 50 of the townhouse units based on the rate schedule effective at such time building permits are issued.

         7.    REPRESENTATIONS AND WARRANTIES

               7.1 REPRESENTATIONS AND WARRANTIES BY THE DEVELOPER.

               The Developer represents and warrants to the City that:

                      a. The Developer is a corporation duly organized, validly existing and in good standing and authorized to operate in the State of Colorado; has the legal capacity to enter into and perform its obligations under this Agreement and the documents to be executed and delivered pursuant hereto; the execution and delivery of this Agreement and such documents and the performance and observance of their terms, conditions and obligations have been duly and validly authorized by all necessary action on its part to make this Agreement and such documents and that such performance and observance are valid and binding upon the Developer. The execution and delivery of this Agreement, the documents required hereunder and the consummation of the transactions contemplated by this Agreement will not (i) conflicts with or contravene any law, order, rule or regulations applicable to the Developer or the Developer's governing documents; (ii) result in the breach of any of the terms or provisions of, or constitute a default under, any agreement or other instrument to which the Developer is a party or by



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which it may be bound or affected; or (iii) permit any party to terminate any such agreement or instrument or to accelerate the maturity of any indebtedness or other obligation of the Developer.

                      b. The Developer knows of no action, suit, proceeding or governmental investigation that is threatened or pending contesting the powers of the City, WEDA, the Developer or any of its principals with respect to the Project or this Agreement that has not been disclosed in this Agreement.

                      c. The Developer has the necessary financial and legal ability to perform this Agreement and to construct the Improvements.

               7.2 REPRESENTATIONS AND WARRANTIES OF THE CITY.

               The City represents and warrants to Developer that:

                      a. The City is a home-rule governmental subdivision of the State of Colorado and has the power to enter into and has taken all actions required to date to authorize this Agreement and to carry out its obligations hereunder.

                      b. The activities of the City in the Project area are undertaken for the purpose of eliminating and preventing the development or spread of blight and revitalizing the physical and economic structure of the community.

                      c. The City knows of no litigation, threatened litigation, proceeding, initiative, referendum or investigation or threat or any of the same contesting the powers of the City or its officials with respect to the Project or this Agreement that has not been disclosed in this Agreement.

                      d. The execution and delivery of this Agreement and the documents required hereunder and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or contravene any law, order, rule or regulation applicable to the City or to the City's governing documents, (ii) result in the breach of any of the terms or provisions or constitute a default under any agreement or other instrument to which the City is a party or by which it may be bound or affected, or (iii) permit any party to terminate any such agreement or instruments or to accelerate the maturity or any indebtedness or other obligations of the City.

                      e. The City is a political subdivision of the State of Colorado and is exempt from the payment of property taxes levied pursuant to
Section 3, Article X of the Colorado Constitution.

         8.    INSURANCE; INDEMNIFICATION

               8.1 INSURANCE. At all times while the Developer is engaged in the Project, the Developer will provide the City with proof of payment of premiums and certificates of insurance showing that the Developer is carrying, or is causing its prime contractor to carry, the builder's risk, comprehensive general liability and worker's compensation insurance policies in amounts and coverages reasonably satisfactory to the City. Such policies of insurance shall be placed with financially sound and reputable insurers, require the insurer to give at least 30 days advance written notice to the City in the event of cancellation or change in coverage and shall name the City as an additional insured specifying that the insurance shall be treated as primary insurance.

               8.2 INDEMNIFICATION. The Developer shall defend, indemnify, assume all responsibility for and hold the City and its elected officials, consultants, officers and employees harmless



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(including, without limitation, attorneys' fees and costs) from all claims or suits for and damages to property and injuries to persons, including accidental death, that may be caused by any of the Developer's activities, and not caused by the City's activities, under this Agreement or while making tests or surveys on the Project area, whether such activities are undertaken by the Developer or anyone directly or indirectly employed by or under contract to the Developer and whether such damage shall accrue or be discovered before or after completion or termination of this Agreement.

         9.    EVENTS OF DEFAULT AND REMEDIES

               9.1 DEFAULT BY THE DEVELOPER. Default by the Developer shall mean one or more of the following events:

                      a. The Developer abandons construction of the Project. Abandonment of construction occurs if construction activities on a Site cease for a period of thirty (30) consecutive days at any time after issuance of building permits for that Site; provided however, that a temporary cessation of construction activities resulting from Force Majeure shall not be deemed to be abandonment for the duration of such Force Majeure.

                      b. The Developer fails to pay promptly any uncontested cost or expense required to be paid by the Developer under the terms of this Agreement. Developer may contest any cost or expense so long as adequate security is provided to the City.

                      c. The Developer transfers or assigns its interest in this Agreement or in any Site or the Improvements, or any interest in the Developer is transferred or assigned, without the written consent of WEDA.

                      d. The Developer commences a voluntary bankruptcy case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or is the subject of any involuntary case of such nature not dismissed within ninety (90) days after such is filed, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) of the Developer or of any substantial part of its property, or the Developer makes any general assignment for the benefit of creditors or generally fails to pay its debts as they become due or takes any action in furtherance of such action.

                      e. The Developer fails to substantially observe or perform any covenant, obligation or agreement of the Developer as provided in this Agreement.

               9.2 DEFAULT BY THE CITY. Default by the City means the failure of the City to substantially observe or perform any covenant, obligation or agreement required under this Agreement.

               9.3 NOTICE OF DEFAULT. No Default under paragraph 9.1 or paragraph 9.2 shall constitute an event of Default until actual notice of such Default shall be given by the non-defaulting party in accordance with paragraph
13.9 to the defaulting party and the defaulting party shall have had thirty (30) days after the receipt of such notice to correct said Default or cause said Default to be corrected, and shall not have corrected said Default or caused said Default to be corrected within the applicable period. If said Default be such that it cannot be corrected within the applicable period, it shall not constitute an Event of Default if corrective action is instituted within the applicable period and diligently pursued until the Default is corrected and is completed no later than ninety (90) days after receipt of notice. No party, nor any successor in interest or permitted assigns, shall be considered in breach of, or in default of, its obligations under this Agreement in the event of any delay caused by Force Majeure.


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               9.4 REMEDIES IN THE EVENT OF DEFAULT

                      a. REMEDIES OF THE CITY. In the event of default by the Developer, the City may do any or all of the following:

                           (1) Seek any available remedy at law, including
damages.

                           (2) Seek enforcement of any of the Developer's
obligations hereunder by any equitable remedy, including specific performance or injunction.

                           (3) Suspend performance hereunder.

                           (4) Cure the Default, for which the Developer agrees
to indemnify the City.

                           (5) Elect to terminate this Agreement.

                           (6) Exercise the Option to Purchase provided for in
section 10.

                     b. REMEDIES OF DEVELOPER. In the event of default by the City, the Developer may do any or all of the following:

                           (1) Seek any available remedy at law, but under no
circumstances shall City be liable for consequential or punitive damages.

                           (2) Seek enforcement of any of the City's obligations
hereunder by any equitable remedy, including specific performance or injunction.

                           (3) Under no circumstances may the Developer suspend
its own performance hereunder or seek or elect to terminate this Agreement in the event of Default by the City.

               9.5 COOPERATION BY DEVELOPER'S LENDER. Developer shall requires its lender, if any, to execute a Lender Cooperation Agreement in substantially the form attached hereto as Exhibit E.

         10. THE CITY'S OPTION TO PURCHASE. In addition to any other remedies provided in paragraph 9.4, upon Default by the Developer which is not cured under paragraph 9.4, the City shall have an option to repurchase any Sites that have not been completed and any improvements constructed or under construction and to receive an assignment of any leases for any of the improvements or Sites, subject to any encumbrances incurred by the Developer and approved by the City. In the event the City exercises its option to purchase a Site and any improvements or leases by written notice in accordance with paragraph 11, Developer shall deliver to the City within fifteen days of receipt of the notice a deed reconveying the Redevelopment Parcel(s) to the City and all necessary documents assigning Developer's interest in any leases or contracts for the Improvements.

         11. RESALE OF REDEVELOPMENT PARCELS. After conveyance of the Redevelopment Parcel(s) and assignment of any leases to the City pursuant to paragraph 10, the City will use its best efforts to resell the Redevelopment Parcel in accordance with applicable law to a qualified and responsible party or parties who will assume the obligation of completing the Project in accordance with the approved development plans. The proceeds of such resale shall be applied first to repay any



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outstanding private-lending encumbrances secured by the Redevelopment Parcel, then to repay the City for all amounts expended pursuant to this Agreement, and then to pay costs of the City incurred by the Default, by the exercise of the option to purchase pursuant to paragraph 10, and by the resale of the Redevelopment Parcel. Any sums remaining following reimbursement as noted shall then be paid to the Developer.

         12.   RESTRICTIONS ON ASSIGNMENT AND TRANSFER

               12.1 NO SALE OR TRANSFER WITHOUT CONSENT. Prior to the issuance of certificates of occupancy, the Developer shall not close on any total or partial sale or transfer in any form of the Agreement, the Redevelopment Parcels, or any part thereof or any interest therein, without the prior written approval of the City, which approval shall not be reasonably withheld. Notwithstanding any other provision of this Agreement, the City acknowledges that the Developer may assign its interests in this Agreement to an affiliated entity for the purpose of constructing and operating the Project. The City will consent to such assignment upon submission by Developer of all documents related to the assignment and approval by the City indicating that all conditions of this Agreement have been satisfied.

               12.2 CONDITIONS TO THE CITY'S CONSENT. The City may require as a condition to its approval any or all of the following:

                      a. Any transferee shall have the qualifications and financial responsibility, as reasonably determined by the City, necessary to fulfill the obligations of the Developer under the Agreement.

                      b. Any transferee, by instrument satisfactory to the City, shall assume all of the obligations of the Developer under this Agreement and agree to be subject to the conditions and restrictions to which the Developer is subject or such different obligations approved by the City. The fact that any such transferee or successor has not assumed such obligations or so agreed shall not relieve such transferee or successor from such obligations, conditions or restrictions, or limit any rights or remedies of the City with respect to the Redevelopment Parcels. No transfer of ownership of all or any part of the Redevelopment Parcel or any interest therein, however occurring and whether voluntary or involuntary, shall limit City's rights, remedies or controls provided in this Agreement.

                      c. The Developer shall submit to the City for review all instruments and other legal documents involved in effecting transfer, and, if approved by the City, its approval shall be indicated to the Developer in writing.

                      d. The Developer and its transferee shall comply with such other reasonable conditions as the City may reasonably require to safeguard the purposes of the revitalization efforts and the Westminster Urban Renewal Plan.

               12.3 NO TRANSFER WITHOUT CONSENT. In the absence of specific written agreement by the City, no transfer of the Redevelopment Parcel prior to the completion of the Project shall relieve the Developer or any party bound by the Agreement or otherwise, from any of its obligations.

         13.   MISCELLANEOUS

               13.1 CONTROLLING LAW AND VENUE. The laws of the State of Colorado shall govern the interpretation and enforcement of this Agreement. Venue for any action arising under this


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Agreement or any amendment or renewal thereof shall be in the District Court of
Adams County, Colorado.

               13.2 ATTORNEYS' FEES. In any proceeding brought to enforce the provisions of this Agreement, the prevailing party therein shall be entitled to an award of reasonable attorneys' fees, actual court costs and other expenses incurred.

               13.3 TITLES OF SECTIONS. Any titles of the several part sections of this Agreement are inserted for convenience of reference only and shall be disregarded in construing or interpreting any of its provisions.

               13.4 CONFLICTS OF INTEREST. None of the following shall have any interest, direct or indirect, in this Agreement: any member of the governing body of the City; an employee of the City who exercises responsibility concerning the project or any agreement implementing the Westminster Urban Renewal Plan, or an individual or firm providing consulting or legal services in connection with the project. None of the above persons or entities shall participate in any decision relating to this Agreement that effects his or her personal interest or the interest of any corporation, partnership or association in which he or she is directly or indirectly interested.

               13.5 TIME OF THE ESSENCE. Time is of the essence hereof, and every term, covenant, and condition shall be deemed to be of the essence hereof.

               13.6 SEVERABILITY. If any provision, covenant, agreement or portion of this Agreement, or its application to any person, entity or property, is held invalid, such invalidity shall not effect the application or validity or any other provisions, covenants or portions of this Agreement and, to that end, any provisions, covenants, agreements or portions of this Agreement are declared to be severable, and there shall be substituted for each such provision, covenant, agreement, or portion a valid, binding and enforceable provision that, as nearly as possible reflects the intent of the parties.

               13.7 GOOD FAITH OF THE PARTIES; CONSENT OR APPROVAL. In performance of this Agreement or in considering requests for extension of time, the parties agree that each will act in good faith and will not act unreasonably, arbitrarily, capriciously or unreasonably withhold or delay any approval required by this Agreement. Except as otherwise provided in this Agreement, whenever consent or approval of either party is required, such consent or approval shall not be unreasonably withheld, conditioned or delayed. The Developer agrees and acknowledges that in each instance in this Agreement or elsewhere where City is required or has the right to review or give its approval or consent, no such review, approval or consent shall imply or be deemed to constitute an opinion by the City, nor impose upon the City, any responsibility for the design or construction of building elements, including but not limited to the structural integrity or life/safety requirement or adequacy of budgets or financing or compliance with any applicable federal or state law, or local ordinance or regulation, including the environmental laws. All reviews, approval, and consent by City under the terms of this Agreement are for the sole and exclusive benefit of the Developer and no other person or party shall have the right to rely thereon.

               13.8 SURVIVAL. No representations or warranties whatever are made by any party to this Agreement except as specifically set forth in this Agreement. The representations, warranties and indemnities made by the parties to this Agreement and the covenants and agreements to be performed or complied with by the respective parties under this Agreement before Closing shall be deemed to be continuing and shall survive the Closing. Nothing in this Section shall affect the obligations and indemnities of the parties with respect to covenants and agreements contained in this Agreement that are permitted or are required to be performed in whole in part after the Closing.


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               13.9 NOTICES. A notice, demand, or other communication under this
Agreement by any party to the other shall be in writing and shall be sufficiently given, delivered in person, by prepaid overnight express mail or express courier, or if it is dispatched in writing by registered or certified mail, postage prepaid, return receipt requested:

               City of Westminster and WEDA
               4800 West 92nd Avenue
               Westminster, Colorado 80031
               Attention: J. Brent McFall, City Manager
               Telephone: (303) 430-2400
               Fax: (303) 650-0158

               Community Builders
               7032 South Revere Parkway
               Englewood, Colorado 80112
               Attention: Steve Davis
               Telephone: (720) 875-9115
               Fax: (720) 875-9114

               13.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one in the same instrument.

               13.11 INCORPORATION OF EXHIBITS. All exhibits attached to this Agreement are incorporated into and made a part of this Agreement.

               13.12 NO THIRD PARTY BENEFICIARIES. No third party beneficiary rights are intended or created in favor of any person not a party to this Agreement.

               13.13 ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces in their entirety any agreements, understandings, warranties, or representations between the parties. This Agreement shall not be amended except by written instrument. Each amendment, which is in writing and signed and delivered by the parties, shall be effective to amend this Agreement.

               13.14 FURTHER ASSURANCES. The parties agree to execute such documents and take such action as shall be reasonably requested by the other party to confirm or clarify the intent of the provisions of this Agreement and to effectuate the provisions and intent of this Agreement.

               13.15 ESTOPPEL CERTIFICATE. The parties agree to execute such documents as the other party shall reasonably request to verify or confirm the status of this Agreement and of the performance of the respective obligations of the parties and such other matters as the requesting party shall reasonably request.

               13.16 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement, or to exercise any right or remedy consequent upon a breach of this Agreement shall constitute a waiver of such breach or of any other covenant, agreement, term or condition. Any party by giving notice to the other parties may, but shall not be required to, waive any of its rights or any conditions to any of its obligations under this Agreement. No waiver shall effect or alter the remainder of this Agreement, but each and every covenant, agreement,



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term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach.

               13.17 THE CITY WEDA NOT A PARTNER; DEVELOPER NOT THE AGENT OF THE CITY. Notwithstanding any language in this Agreement or any other agreement, representation or warranty to the contrary, the City shall not be deemed or constituted a partner or joint venturer of the Developer, the Developer shall not be the agent of the City and the City shall not be responsible for any debt or liability of the Developer.

               13.18 NONLIABILITY OF CITY OFFICIALS AND EMPLOYEES. No councilor, commissioner, Board member, official, employee, agent or consultant of the City shall be personally liable to the Developer in the event of default, or breach or event of a default by the City or for any amount that may become due to the Developer under the terms of this Agreement.

               13.19 CITY COOPERATION. The City will cooperate with Community Builders to obtain the City's approval of the ODP, any amendment to the ODP, and the City's issuance of any permits, licenses, or commitments necessary for the Project; provided, however, that approval or issuance of such permits, licenses or commitments lies in the sole and exclusive discretion of the City.

               13.20 RECORDING. This Agreement shall be recorded in the public records of the Clerk and Recorder of Adams County, Colorado.


CITY OF WESTMINSTER                              COMMUNITY BUILDERS, INC.




---------------------------                      ----------------------------
J. Brent McFall                                  Steve Davis
City Manager                                     President




ATTEST:                                          APPROVED AS TO FORM:


---------------------------                      ----------------------------
City Clerk



WESTMINSTER ECONOMIC
DEVELOPMENT AUTHORITY


---------------------------
J. Brent McFall
Executive Director



ATTEST:                                          APPROVED AS TO FORM:


----------------------------                     ----------------------------
Secretary                                        City Attorney's Office




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                                    EXHIBIT A

                 LEGAL DESCRIPTIONS OF THE REDEVELOPMENT PARCELS



                                    EXHIBIT B

                    PLANNING AND ENGINEERING PROCESSING FEES



                                    EXHIBIT C

                              BUILDING PERMIT FEES



                                    EXHIBIT D

                   LEGAL DESCRIPTION OF THE WALTMEYER PROPERTY



                                    EXHIBIT E

                          LENDER COOPERATION AGREEMENT





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                                    Exhibit A

                 Legal Description of the Redevelopment Parcels


Site No. 1 - Aspen Care Nursing Home

Legal Description:

         PART OF THE NW 1/4 SW 1/4 SECTION 32. T2S, R68W OF THE 6TH PM AKA 7490 LOWELL BLVD; WESTMINSTER, CO BEGINNING AT A POINT FROM WHICH THE SW CORNER OF THE NW 1/4 SW 1/4 OF SAID SECTION BEARS S00808'09"E 360.49 FEET AND S89851'51"W 30.00 FEET, THENCE ALONG THE FOLLOWING SIX (6)
         COURSES: 1) N00808'09"W 293.34 FEET ALONG THE EAST RIGHT-OF-WAY OF LOWELL BLVD.;
         2) THENCE N89851'51"E 234.00 FEET; 3) THENCE S00808'09"E 118.00 FEET;
         4) THENCE S89851'51"W 24.22 FEET; 5) THENCE S00808'09"E 175.34 FEET; 6)
         THENCE S89851'51"W 209.78 FEET TO THE POINT OF BEGINNING. SAID PARCEL CONTAINS APPROXIMATELY 64,395 SQUARE FEET, OR 1.48 ACRES. THE BEARINGS ARE BASED UPON THE WEST LINE OF SAID SECTION BEING N00808'09"W.

Site No. 2 - West Side of Lowell Boulevard

Legal Description:

   PARCEL 1:
   LOT 2, DR. PLATT SUBDIVISION FILING NO.1, COUNTY OF ADAMS, STATE OF COLORADO.

   PARCEL 2:
   LOTS 22 TO 27, INCLUSIVE, BLOCK 1 WILSON'S SUBDIVISION, COUNTY OF ADAMS, STATE OF COLORADO.

Site No. 3 - West Side of Meade Street

   LOTS 7 TO 17. INCLUSIVE, MAHIN'S SUBDIVISION OF THE EAST HALF OF BLOCK 42, HARRIS PARK, COUNTY OF ADAMS, STATE OF COLORADO.

                                    AND;

   A ten foot wide strip of land adjacent to lots 7 through 17 inclusive, Mahin's Subdivision of the east half of Block 42, Harris Park, City of Westminster, County of Adams, State of Colorado, described as follows:

   Beginning at the northeast comer of said Lot 7: Thence east 10.00 feet along the easterly prolongation od the north line of said Lot 7; thence south along a line parallel with and 10.00 feet east, when measured at right angles, from the east line of said lots 7 through 17; thence west 10.00 feet along said prolongation to the southeast comer of said lot 17; thence north along the east line of said Lots 7 through 17 inclusive, to the point of beginning. Containing approximately 2,750 square feet.

                                    EXHIBIT B

                                     NOTICE

   Please note, effective September 1, 1998, City of Westminster Planning and
    Engineering processing fees will increase to the rates specified below.


                               City of Westminster
                    Planning and Engineering Processing Fees

                  PLANNING                                             PROCESSING FEES
===================================================================================================
Plan Review:
     PDP or Amendment                                         $350 (x) sq. rt. of acres ($350 min.)
     ODP or Amendment                                         $400 (x) sq. rt. of acres ($400 min.)
     Combined PDP/ODP (Including Amendments)                  $550 (x) sq. rt. of acres ($550 min.)
Rezoning                                                      $500
Annexation                                                    $300
Comprehensive Land Use Plan Amendment                         $500
Minor Administrative Amendment                                $200
Public Hearing                                                $350
ODP Waiver                                                    $250
Special Use Permit                                            $450
Temporary Use Permit                                          $100
Conditional Use                                               $250
Zoning Verification Letter                                    $25
Affidavit of Correction                                       $100
Recording Fees                                                $20/Page
Comprehensive Land Use Plan                                   $25
Plan Submittal Document                                       $10
Northeast Comprehensive Development Plan                      $5


                  ENGINEERING                                          PROCESSING FEES
=================================================================================================
Construction Drawing Review *                                 $750 + $75 (x) the sq. rt. of acres
                                                                          ($1,125 max.)
Minor Replat (Lot Line Adjustment)                            $300
Vacations (R.O.W. and Easements)                              $300
Land Disturbance Permit                                       $250
R.O.W./Street Cut Permit                                      $50
Flood Plain Information (Non-Residents Only)                  $20
Blueline Copies                                               $5/Sheet



 *Construction Drawing Review includes: Final Plat, Address Plat, Construction
                Drawings and Public Improvements Agreements (PIA)

                                    EXHIBIT C

         WESTMINSTER

                          BUILDING PERMIT FEE SCHEDULE
                          (Effective September 1, 2002)

TOTAL VALUATION                     FEE
$1 to $500                          $17.00
$501 to $2,000                      $17.00 for the first $500 plus $2.30 for each additional $100, or fraction thereof, to and including $2,000
$2,001 to $25,000                   $51.50 for the first $2,000 plus $10.35 for each additional $1,000, or fraction thereof, to and including $25,000
$25,001 to $50,000                  $289.55 for the first $25,000 plus $7.45 for each additional $1,000, or fraction thereof, to and including $50,000
$50,001 to $100,0000                $475.80 for the first $50,000 plus $5.15 for each additional $1,000, or fraction thereof, to and including $100,000
$100,001 to $500,000                $733.30 for the first $100,000 plus $4.00 for each additional $1,000, or fraction thereof, to and including $500,000
$500,001 to $1,000,000              $2,333.30 for the first $500,000 plus $3.45 for each additional $1,000, or fraction thereof, to and including $1,000,000
$1,000,0001 and up                  $4,058.30 for the first $1,000,000 plus $2.30 for each additional $1,000 or fraction thereof


OTHER PERMIT FEES

Miscellaneous Permit Fees:                                    Miscellaneous RESIDENTIAL Permit Fees:
--------------------------                                    --------------------------------------
Mobile Home Set-up w/elec           $125.00                   Detached Storage Shed     $17.00
Construction trailer w/elec         $125.00                   Re-Siding                 $17.00
Banners                             $25.00                    Re-Roofing                $17.00
Bus Bench                           $25.00                    Water Heater Replacement  $17.00
Election Sign                       $25.00                    Air Conditioner*          $17.00
Permanent Sign                      Per Fee Schedule          Furnace Replacement*      $17.00
                                                              Evaporative Cooler*       $17.00
                                                              Lawn Irrigation Sprinkler $17.00
                                                              Aboveground Pool          $37.00
                                                              Spas/Hot Tub*             $17.00
                                                              Gas Log                   $17.00 **
                                                              Fence                     $17.00


FIRE DEPARTMENT FEES

1.   Operational permits, per event                           50.00
2.   Construction permits                                     Based on valuation and assessed in
     accordance                                               with the building permit fee schedule.


OTHER INSPECTIONS AND FEES:

1.   Inspections outside of normal business hours             $50.00 per hr.
     (minimum charge of two hours)
2.   Reinspection fees                                        $50.00
3.   Inspections for which no fee is specifically indicated   $50.00 per hr.
4.   Additional plan review required by changes,              $50.00 per hr.
     additions, or other revisions to plans.
5.   For use of outside consultants for plan                  actual costs***
     review and inspection, or both
6.   Copies of previously issued Certificate of Occupancy     $5.00 each
7.   Letter of code compliance                                $25.00
8.   Removal of stop work order                               $250.00
9.   Temporary Certificate of Occupancy                       5% of building permit fee but not less than $100.00
10.  Plan Review Fee                                          65% of building permit fee
11.  Estimated Use Tax                                        3-1/4% of 50% of total valuation


*   May also require an electrical permit fee.
**  See Section 11-9-3(E) 2 for exceptions.
*** Actual costs are those above and beyond the plan review fee as established by Section 11-9-3(E) 4.

                                    Exhibit D

                   Legal Description of the Waltmeyer Property




Legal Description:




The West 1/3 of Lot 18, also Lots 19 and 20, Mahin's Re-Subdivision of Block 42, Harris Park, County of Adams, State of Colorado

                                      DRAFT

                       REDEVELOPMENT COOPERATION AGREEMENT

         THIS AGREEMENT, entered into this ______ day of December, 2002, is made between the City of Westminster (hereinafter "the City"), Community Builders, Inc. (hereinafter "Developer"), and _________________________ hereinafter "Bank")

         WHEREAS, the City and Developer entered into a Disposition and Development Agreement, dated December ___, 2002, (hereinafter "DDA"), and all capitalized terms herein are defined in the DDA; and

         WHEREAS, in the DDA, the City agreed to contribute $900,964.00 for Developer's land acquisition costs and up to $184,549.00 for certain other costs necessary to accomplish the Project; and

         WHEREAS, Bank has agreed to loan to Developer $______________ in connection with the development of the Project; and

         WHEREAS, Developer has given Bank a note and deed of trust secured by the Redevelopment Parcels as security for the Bank's loan; and

         WHEREAS, the deed of trust defines a Default by Developer under the DDA as an event of default on the deed of trust; and

         WHEREAS, the DDA allows the City to exercise an option to purchase pursuant to paragraph 9 of the DDA in the event of a Default by Developer, which option to purchase allows, but does not require, the City to acquire the Redevelopment Parcel subject to any encumbrances incurred by the Developer and approved by the City; and

         WHEREAS, in the event of an exercise of the option to purchase, the City will need an adequate period in which to find a new developer to complete the Project as approved in the Official Development Plan.

         NOW THEREFORE, in consideration of the premises recited herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. In the event of a Default by Developer pursuant to the DDA, the City shall give notice of the Default to Bank within forty-eight (48) hours of knowledge of the Default. In the event of a default by Developer pursuant to the note and deed of trust, Bank shall give notice of the default to the City within forty-eight (48) hours of knowledge of the default.

         2. The City shall provide Bank with a copy of any notice of default sent to Developer pursuant to paragraph 8.3 of the DDA, and the City shall consider any cure of a default pursuant to paragraph 8.3 of the DDA by the Bank as a cure of the default by the Developer.


                                                                       EXHIBIT E

         3. The City shall give notice to Developer and Bank of its intent to exercise its option to purchase pursuant to paragraph 9 of the DDA not later than thirty (30) days following an event of default as defined in paragraph 8.3 of the DDA.

         4. In the event of an issuance of a notice of intent to exercise the option to purchase, Developer shall convey to the City and the City shall accept a conveyance of the Redevelopment Parcels that are the subject of the Developer's default, subject to the Bank's note and deed of trust. The City shall give notice to Bank of receipt of the deed for the Redevelopment Parcels from Developer within forty-eight hours of receipt of the deed for the Redevelopment Parcel.

         5. Upon receipt of notice of receipt of the deed for the Redevelopment Parcel, Bank shall notify the City within five (5) business days of the amounts drawn from the loan proceeds through and including the date of the conveyance from Developer to the City, including accrued interest and any other charges or expenses due to Bank under the loan documents, and shall notify the City of the amount of monthly interest to be paid on the outstanding amounts on the loan.

         6. The City agrees to pay the outstanding amounts due under the loan documents and the monthly interest on the outstanding amounts monthly on the first of each month for a period of six (6) months following receipt of the deed.

         7. So long as the City pays the amounts due pursuant to paragraph 6 above, Bank agrees not to exercise its rights to foreclose pursuant to the deed of trust. In the event the City discontinues monthly interest payments at any time prior to the end of the six-month period, Bank may exercise its rights to foreclose and the City agrees not to oppose such foreclosure.

         8. Bank may agree at its sole discretion to not exercise its rights to foreclose beyond the six-month period in order to allow the City to extend the six-month period in paragraph 6 by continuing to make monthly interest payments to the Bank.

         9. In the event that the City, or any entity acting pursuant to a contract with the City, tenders to Bank full payment of any and all outstanding amounts, including principal, accrued interest and any other charges under the loan documents, Bank shall transfer its note from Developer to the City and shall release the deed of trust. Any charges related to the transfer shall be borne by the City or its assigns.

         10. During such period that the City holds title to the Redevelopment Parcels, the City shall maintain insurance on any improvements existing or under construction and shall take such reasonable measures to insure that any improvements under construction are not damaged or do not deteriorate and will maintain the Redevelopment Parcel and improvements in good condition. The City shall pay all ad valorem property taxes, if any, due and owing on the Redevelopment Parcel as a result of the City's ownership of the Redevelopment Parcel.

         11. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to be delivered when actually received or, regardless of whether actually received, two (2) business days after deposit in a regularly maintained receptacle for the United States Mail, registered or certified mail, return receipt requested, postage fully prepaid, or on (1) business day after deposited with a nationally recognized overnight courier, addressed to the addressee at its address set forth below or at such other address as such party may have specified theretofore by notice delivered in accordance with this paragraph and actually received by the other party:

If to Developer:
Community Builders, Inc.
7032 S. Revere Parkway
Englewood CO 80112
Attention: Steve Davis, President
Facsimile: (720) 875-9114

If to [BANK]:

With a copy to:

If to the City:
City of Westminster
4800 West 92nd Avenue
Westminster, Colorado 80030
Attention: J. Brent McFall, City Manager
Facsimile: 303-430-1809

With a copy to:
Martin R. McCullough
City Attorney
4800 West 92nd Avenue
Westminster, Colorado 80030
Facsimile: 303 650 0158

SIGNATURE BLOCKS




                                       3